EXHIBIT 23.1

                           INDEPENDENT AUDITOR'S CONSENT

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

                                    /s/ Arthur Andersen LLP




Hartford, Connecticut
July 30, 1997